Exhibit 10.9

DAVE & BUSTER’S ENTERTAINMENT, INC.

2010 MANAGEMENT INCENTIVE PLAN

AMENDED AND RESTATED

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of [—], 2014 (hereinafter referred to as the “Restatement Date”) is made by and between Dave & Buster’s Entertainment, Inc. (f/k/a Dave & Buster’s Parent, Inc.), a Delaware corporation (the “Company”) and the individual set forth on Exhibit A hereto (“Optionee”).

WHEREAS, the Company adopted the Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan (the “Plan”) pursuant to which among other things, stock options may be granted to purchase Common Stock of the Company; and

WHEREAS, on the Grant Date (as set forth on Exhibit A hereto), the Company granted the Optionee a Nonqualified Stock Option to purchase a number of shares of Common Stock pursuant to a Nonqualified Stock Option Agreement (the “Pre-IPO Agreement”); and

WHEREAS, in connection with the Company’s underwritten initial public offering of Shares (the “Initial Public Offering”), the Company shall issue and sell shares of Common Stock in the Initial Public Offering in an amount and at a price to be determined by the Board, and on such other terms and subject to such conditions as may be determined from time to time by the Board (or a properly designated and duly authorized committee thereof) or any duly authorized officer or officers of the Company; and

WHEREAS, the Company has effected a [—] for one stock split of its Common Stock (the “Stock Split”); and

WHEREAS, in connection with the Initial Public Offering, the Committee and the Optionee desire to amend the vesting terms under the Pre-IPO Agreement as set forth herein; and

WHEREAS, in connection with the Stock Split, to prevent dilution or enlargement of the Optionee’s rights under the Plan, the Committee has determined to adjust the number of Option Shares and the Option Price as set forth herein; and

WHEREAS, the Company and the Optionee desire to amend and restate the Pre-IPO Agreement as set forth herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1.	Grant of Option.

(a) The Company hereby adjusts the options granted to the Optionee (collectively, the “Options” and each an “Option”) so that, as of the Restatement Date, the Optionee may purchase the number of shares of Common Stock set forth on Exhibit A hereto (such shares, the “Option Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Options are not intended to be treated as “incentive stock options,” as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The IPO Vested Options (as set forth on Exhibit A hereto) shall be vested and exercisable in accordance with Section 2(c)(i) hereof, and the Time Vesting Options (as set forth on Exhibit A hereto) shall vest and become exercisable in accordance with Section 2(c)(ii) hereof.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2.	Terms and Conditions.

(a) Purchase Price. The price at which the Optionee shall be entitled to purchase an Option Share upon the exercise of an Option (the “Option Price”) shall be as set forth on Exhibit A hereto, representing the Fair Market Value of a share of Common Stock on the Grant Date and as adjusted pursuant to Section 11 of the Plan.

(b) Expiration Date. The Options shall expire at 11:59 p.m. Eastern Time on the tenth anniversary of the Grant Date (the “Expiration Date”).

(c) Exercisability of Option.

(i) IPO Vested Options. The IPO Vested Options shall have become vested and exercisable as of the Restatement Date.

(ii) Time Vesting Options. Except as provided in Section 2(d) and Section 2(f) hereof, subject to the Optionee’s continued employment with the Company or one of its Subsidiaries, as applicable, on each applicable vesting date, and the Time Vesting Options shall vest and become exercisable in accordance with the schedule set forth on Exhibit A hereto.

(d) Impact of a Change of Control on Options. If either (i) the Optionee remains employed by the Company or one of its Subsidiaries, as applicable, through the date on which a Change of Control is consummated, or (ii) the Optionee’s employment with the Company or one of its Subsidiaries, as applicable, is terminated without Cause or for Good Reason no more than one hundred and eighty (180) days prior to a Change of Control, then, immediately prior to such Change of Control, 100% of the Time Vesting Options shall become vested and exercisable. Any Options that have not vested prior to a Change of Control and that do not vest in connection with a Change of Control will be forfeited by the Optionee upon a Change of Control for no consideration.

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(e) Method of Exercise. Vested Options may be exercised only by written notice, in the form set forth on Exhibit B, and delivered by the Optionee in person or sent by mail in accordance with Section 3(a) hereof and, in either case, accompanied by payment therefore (including any applicable withholding amounts). The Option Price shall be payable in cash (by certified check or wire transfer), or in the sole discretion of the Committee, (i) by delivery of shares of Common Stock previously acquired with a fair market value equal to the Option Price, subject to any conditions as the Committee may establish, (ii) if there shall be a public market for the Common Stock, in the discretion of the Committee, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Common Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall an Optionee be permitted to exercise an Option in the manner described in clause (i) or (ii) of the preceding sentence if the Committee determines that exercising the Option in such manner would violate any applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(f) Exercise Upon Termination of Employment. Subject to Section 2(d) hereof, in the event that the Optionee ceases to be employed by the Company or any of its Subsidiaries (the date of such cessation, the “Termination Date”), the Options held by the Optionee (to the extent then outstanding) shall terminate as follows:

(i) Termination Without Cause or For Good Reason. If (x) the Company or one of its Subsidiaries, as applicable, terminates the Optionee’s employment without Cause or (y) if the Optionee is a party to an employment agreement with the Company permitting the Optionee to resign his employment for Good Reason and the Optionee resigns his employment for Good Reason, the vested Options shall remain exercisable until the earlier of twelve (12) months following the Termination Date and the Expiration Date and shall thereafter terminate. Subject to Section 2(d), the remaining Options, to the extent not vested and exercisable, shall terminate and expire on the Termination Date without further consideration to the Optionee.

(ii) Termination Without Good Reason. If the Optionee resigns his employment other than for Good Reason, the vested Options shall remain exercisable until the earlier of thirty-one (31) days following the Termination Date and the Expiration Date and shall thereafter terminate. The remaining Options, to the extent not vested and exercisable, shall terminate and expire on the Termination Date without further consideration to the Optionee.

(iii) Termination Due to Death or Disability. If the Optionee’s employment with the Company or one of its Subsidiaries, as applicable, is terminated by reason of his death or Disability, the vested Options shall remain exercisable until the earlier of twelve (12) months following the Termination Date and the Expiration Date and shall thereafter terminate. The remaining Options, to the extent not vested and exercisable, shall terminate and expire on the Termination Date without further consideration to the Optionee.

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(iv) All Other Terminations. If the Optionee’s employment is terminated for a reason other than as described in Section 2(f)(i) through Section 2(f)(iii) hereof, then all Options, whether or not vested and exercisable at the time of the Optionee’s termination of employment, shall terminate and expire on the Termination Date (or, if earlier, the Expiration Date) without further consideration to the Optionee.

(g) Any Options not exercised within the time periods specified above shall be automatically forfeited for no consideration.

(h) [Intentionally Omitted]

(i) [Intentionally Omitted]

(j) Rights as Stockholder. The Optionee shall not be deemed for any purpose to be the owner of any of the Option Shares underlying the Options unless, until and to the extent that (i) an Option shall have been exercised pursuant to its terms and (ii) the Company shall have issued and delivered to the Optionee the Option Share underlying such Option.

(k) Withholding Taxes. Prior to the delivery of a certificate or certificates representing any Option Share, as a condition to the exercise of any Option, the Optionee must pay to the Company in cash any amount that the Company determines it is required to withhold under applicable federal, state or local tax laws in respect of the exercise of such Option and the transfer of such Option Share. Notwithstanding the foregoing, if permitted by the Committee, the Optionee may satisfy such withholding obligation by any other method described in Section 10(c) of the Plan or any combination of methods described in Section 10(c) of the Plan; provided, however, that such other method does not violate the terms of any credit agreement to which the Company, or any of its Affiliates is a party or cause a default thereunder.

3.	Miscellaneous.

(a) Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

(i) if to the Company:

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

Attention: Corporate Secretary

Fax: (214) 357-1536

(ii) if to the Participant, at the Participant’s last known address on file with the Company.

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company

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or one of its Subsidiaries or shall interfere with or restrict in any way the right of the Company or any of its Subsidiaries, which is hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever.

(c) Bound by Plan. By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto unless such change, modification or waiver is necessary or appropriate to comply with applicable law, including the provisions of Section 409A of the Code and the regulations thereunder.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the first set forth above.

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:
Name:
Title:

[Name of Employee]

Exhibit A

Name of Optionee: [—]

Grant Date: [—]1

Number of Option Shares: [—] Shares2

Option Price: $[—] per Share3

Number of IPO Vested Options: [—] Shares4

Number of Time Vesting Options: [—] Shares5

Exercisability of Time Vesting Options:

[1/4 of the Time Vesting Options shall vest and become exercisable on each of the second, third, fourth and fifth anniversaries of the Grant Date]6

[1/3 of the Time Vesting Options shall vest and become exercisable on each of the third, fourth and fifth anniversaries of the Grant Date]7

[1/2 of the Time Vesting Options shall vest and become exercisable on each of the fourth and fifth anniversaries of the Grant Date]8

[All of the Time Vesting Options shall vest and become exercisable on the fifth anniversary of the Grant Date]9

[1]	Original option grant date.
[2]	Number of shares subject to the original grant, reduced by any portion of the original grant that has been exercised or forfeited, with the number adjusted for the IPO (rounded down to the nearest share).
[3]	Exercise price of the original grant, adjusted for the IPO (rounded up to the nearest cent).
[4]	Number of Option Shares that are vested as of the Restatement Date.
[5]	Number of Option Shares that are unvested as of the Restatement Date.
[6]	Vesting schedule for grants made to officers and key employees on 12/5/12 (assuming the Restatement Date occurs before 12/5/14), 5/3/13, 9/23/13 and 9/27/13.
[7]	Vesting schedule for grants made on 3/8/12 and 4/16/12.
[8]	Vesting schedule for grants made on 3/23/11 and 7/13/11.
[9]	Vesting schedule for grants made on 6/1/10. In addition, the Time Vesting Options granted to Lacy and Jones shall vest on 6/1/15. All options granted to Directors on 12/5/12 are fully vested.

Exhibit B

NOTICE OF OPTION EXERCISE

I hereby notify Dave & Buster’s Entertainment, Inc. (the “Company”) that I elect to purchase                  shares of the Company’s common stock at the option exercise price of $         per share pursuant to options granted to me under the Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan. Concurrently with the delivery of this Notice, I shall provide for payment in full as set forth below.

Name of Optionee:

Social Security Number:

Exact name to appear on stock certificate:

Address to which stock certificate should be sent:

Date of exercise:

Method of payment:

☐	Cash, check or wire transfer.

☐	Delivery of shares of common stock previously acquired.

☐	Other (with the approval of the Committee, as applicable):

Tax Withholding. I elect to pay required payroll taxes and income tax withholding in connection with this option exercise by one of the following methods:

☐	By certified check, which is enclosed.

☐	By another method specifically approved by the Committee which administers the Dave & Buster’s Entertainment, Inc. Management Incentive Plan.

Date:
[signature of person exercising the option]

[name of person exercising the option]

The following items must be attached to this notice:

1.	Your Option Agreement.

2.	Payment in full.

3.	Payment of any federal or state withholding taxes.

4.	If you are exercising the option upon the Optionee’s death, proof of the Optionee’s death and proof of your relationship to the Optionee.

5.	If you are exercising the option as the Optionee’s guardian, proof of your appointment.